SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 14, 2010

OPTIONABLE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51837	52-2219407
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

1230 Avenue of the Americas, 7th floor, New York, NY, 10020
 (Address of principle executive offices)

(914) 773-1100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Charles F. McCormick, Esq.
McCormick & O’Brien, LLP
9 East 40th Street, 4th Floor
New York, New York 10016
Phone: (212) 286-4471
Fax: (212) 504-9574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 14, 2010, the Board of Directors of Optionable, Inc. (the “Company”) voted to terminate its employment agreement dated January 28, 2009 (the “Employment Agreement”) with Thomas F. Burchill without cause by providing Mr. Burchill with thirty (30) days notice pursuant to the terms of the agreement.  As of May 15, 2010, Mr. Burchill will no longer be the Company’s President or Chief Executive Officer. The Company is actively searching for a replacement for Mr. Burchill.

Per the terms of the Employment Agreement, Mr. Burchill tendered his resignation from the Company’s Board of Directors effective as of his last day as the Company’s Chief Executive Officer and President.

The terms of the Employment Agreement provide for the payment of severance to Mr. Burchill in the amount of six (6) months base salary and benefits, payable at Mr. Burchill’s election in either a lump sum or over six (6) months.  Mr. Burchill has informed us that he has elected for such severance payment to be made in a single lump sum.

The Company would like to thank Mr. Burchill for his service to the Company.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OPTIONABLE, INC.

	By:	/s/ Thomas F. Burchill
Thomas F. Burchill
Date: April 20, 2010		President and Chief Executive Officer